Exhibit 19.1
MOODY’S	Compliance
Securities Trading Policy

Issued by:	Moody’s Compliance Department
Applicable to:	All Employees, Executive Officers and Members of the Board of Directors
Scope:	Global
Creation Date:	9 September 2011
Last Revision Date:	1 October 2025
This Securities Trading Policy (the “Policy”) sets forth Moody’s restrictions, requirements and expectations for Ownership and Trading of Securities for all Employees.
→Section I of the Policy is applicable to all Employees. Appendix A sets forth additional trading window and preclearance requirements for trading in Moody’s Securities that are applicable to Executive Officers, Members of the Board of Directors, and certain other Employees.
→Section II of the Policy sets out the meaning of capitalized terms used in this Policy.
→Sections III and IV of the Policy set forth Moody’s restrictions, requirements and expectations for Ownership and Trading of Securities for certain Employees based on their role in and influence over the ratings process (see the definition of “Monitored Employees”), including any Reporting obligations Monitored Employees have in connection with Owning and Trading Securities. Specific policy requirements for Moody’s Ratings Singapore Employees can be found in Appendix B. Details regarding requirements for employees of certain Moody’s Local entities can be found in Appendix C.
I. GENERAL PROVISIONS
A. Policy Against Insider Trading and Tipping
1. Insider Trading
It is a violation of this Policy (and illegal in many countries) for any Employee or Family Member to:
→engage in any Trade of a Moody’s Security while aware of Material Non-Public Information (MNPI) about Moody’s. This prohibition applies regardless of the source from which the Employee or Family Member becomes aware of MNPI about Moody’s;
→engage in any Trade of a Security while aware of MNPI relating to the Issuer of the Security or the Security itself as a result of their employment or other relationship with Moody’s. This prohibition applies with respect to any MNPI concerning any Issuer or Security learned as a result of the person’s employment or other relationship with Moody’s, regardless of whether or not rated by Moody’s, and regardless of the circumstances under which a Moody’s Employee or Family Member becomes aware of MNPI concerning another Issuer or Security; and
→engage in any Trade of a Security while the Employee or Family Member is aware of Non-Public Information relating to that Issuer or Security that is proprietary to Moody’s, regardless of whether the information is MNPI. Information relating to a potential rating action decision—including a decision not to take a rating action—is considered “proprietary” to Moody’s and Moody’s treats such information as MNPI for the purposes of this Policy.
The foregoing prohibitions on Trading remain in effect through the end of the second business day after the MNPI or proprietary Non-Public Information has been widely disseminated to the public.
2. Tipping
It is a violation of this Policy (and illegal in many countries) for any Employee or Family Member:
→while aware of MNPI about Moody’s, to recommend that a third party Trade in Moody’s Securities or to convey such MNPI to a third party other than on a work-related need-to-know basis; and

MOODY’S	Compliance

→while aware of either (i) MNPI about another Issuer or Security as a result of their employment or other relationship with Moody’s or (ii) proprietary Non-Public Information about another Issuer or Security, to recommend that a third party Trade in such Issuer’s Securities or to convey such information to an unauthorized third party other than on a work-related need-to-know basis.
Such actions constitute “tipping.” Tipping is prohibited regardless of whether or not the Employee or Family Member who provides the tip receives any monetary or other benefit.
3. Penalties for Insider Trading and Violations of This Policy
Persons who violate Insider Trading laws, including by Tipping, in the United States and in many other jurisdictions may face criminal penalties (including lengthy prison sentences), civil penalties and private damage awards. Aside from such penalties, subject to applicable law, an Employee who violates this Policy or who has a Family Member whose actions cause the Employee to violate this Policy may be required to take certain remedial steps including, potentially, the divestment of Securities, and/or will be subject to disciplinary action by Moody’s up to and including termination of employment.
4. Rule 10b5-1 Trading Plans
Rule 10b5-1 under the Securities Exchange Act of 1934 (“Rule 10b5-1”) and this Policy permit Employees to Trade in Moody’s Securities regardless of their awareness of MNPI if the transaction is made pursuant to a pre-arranged written Trading plan entered into when the person was not aware of MNPI and that complies with the requirements of Rule 10b5-1, including all applicable cooling-off periods (a “Rule 10b5-1 Trading Plan”). All Rule 10b5-1 Trading Plans, including amendments to plans and termination of plans, must be approved by the Moody’s Legal Department.
5. Post-Termination Transactions
This Policy will continue to apply to an Employee and their Family Members after the Employee’s employment, service, or relationship with Moody’s has terminated with respect to any MNPI or proprietary Non-Public Information until such information has been publicly disclosed or, if applicable, when the MNPI is no longer material.
B. Additional Restrictions on Moody’s Securities - Applicable to All Employees of Moody’s Corporation
1. Short Sales
Employees and their Family Members may not sell Moody’s Securities “short,” regardless of whether they are aware of any MNPI about Moody’s. A short sale has occurred if the seller: (i) does not own the securities sold; or (ii) does own the securities sold but does not deliver or transmit them within the customary settlement period (which is referred to as “selling short against the box”).
2. Purchasing Moody’s Securities on Margin
Employees and their Family Members may not buy Moody’s Securities on margin, regardless of whether they are aware of any MNPI about Moody’s.
3. Pledging Moody’s Securities (including in Margin Accounts)
Employees and their Family Members may not pledge Moody’s Securities as collateral for a loan, including by holding Moody’s Securities in a broker’s margin account when there is an outstanding loan or extension of credit to the account. This restriction does not apply to broker-assisted exercise or settlement of equity awards granted by Moody’s that may involve an extension of credit only until the sale is settled.
4. Speculative Trades
Employees and their Family Members are prohibited from engaging in short-term or speculative transactions primarily involving or referencing Moody’s Securities, including purchasing or selling put or call options and entering into other derivative transactions primarily involving or referencing Moody’s Securities. The prohibition on speculative Trading of Moody’s Securities does not apply to Employees’ exercise of Moody’s stock options received in connection with their compensation.
5. Hedging Transactions
Employees and their Family Members are prohibited from engaging in any derivative transaction primarily involving or referencing Moody’s Securities (including prepaid variable forward contracts and collars) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Moody’s Securities.

MOODY’S	Compliance

C. Applicability of this Policy
1. Entities Subject to This Policy
As reflected in the definition of “Family Member,” this Policy applies to any other legal person, trust, entity or partnership (other than blind trusts) whose investment responsibilities are discharged by, or that is directly or indirectly controlled by, or whose economic interests are substantially equivalent to, the Employee or any Family Member.
2. Transactions Subject to This Policy
The prohibitions in this Policy also apply to Managed Accounts and other investment portfolios that hold Moody’s Securities or another Issuer if the Employee or Family Member has, shares, or can exercise control over the transactions in individual stocks within the fund or portfolio in addition to the third-party investment manager. In addition, Trading shares of a mutual fund or exchange traded fund may violate this Policy and may be deemed to constitute insider trading if Moody’s Securities or Securities of another Issuer represent a significant percentage of the fund’s assets and the Trade is intended to take advantage of MNPI regarding Moody’s or the other Issuer.
D. Applicability to Moody’s Stock Plans
1. Moody’s Stock Options
Employees may not sell shares issued under any Moody’s stock options while aware of MNPI about Moody’s, including in connection with a broker-assisted stock option exercise, unless the Trading is undertaken pursuant to an approved Rule 10b5-1 Trading Plan.
2. Moody’s Employee Stock Purchase Plan
This Policy does not apply to transactions involving Moody’s Corporation Common Stock resulting from an Employee’s payroll contributions to Moody’s Employee Stock Purchase Plan (“ESPP”) under an election made when the Employee was not aware of any MNPI about Moody’s. However, no Employee, while aware of MNPI about Moody’s or while subject to a closed trading window (as discussed below), may:
→elect to begin participating or cease participating in the ESPP;
→increase or decrease the percentage of the Employee’s monthly payroll contributions to the ESPP; or
→sell Moody’s Securities purchased pursuant to the ESPP.
3. Moody’s Profit Participation Plan
This Policy does not apply to Trades or the non-discretionary reallocation of Moody’s Securities in Moody’s Profit Participation Plan (“PPP”) or other Moody’s-sponsored retirement plans resulting from an Employee’s periodic payroll contributions to the plans under an election made when the Employee was not aware of any MNPI about Moody’s. However, no Employee, while aware of MNPI about Moody’s or while subject to a closed trading window, may:
→increase or decrease the percentage of the Employee’s periodic payroll contribution that will be allocated to Moody’s stock fund;
→make an intra-plan transfer of an existing account balance into or out of Moody’s stock fund;
→elect to borrow money against the Employee’s PPP or other Moody’s sponsored retirement plan if the loan will result in a liquidation of some or all of the Employee’s Moody’s stock fund balance; or
→prepay a plan loan if the pre-payment will result in the allocation of loan proceeds to Moody’s stock fund.
E. Additional Requirements
1. Certification of Compliance
All Employees must certify compliance with this Policy:
→within 60 days of being notified of the requirement; and
→on an annual basis thereafter.
2. Reporting Violations/Seeking Advice
Employees must immediately report violations or suspected violations of this Policy to the Moody’s Compliance Department. If you have any questions about this Policy or any doubt as to your obligations under this Policy, you should immediately seek guidance from the Securities Trade Monitoring Unit. Do not attempt to resolve uncertainties on your own and do not Trade if you are uncertain until you have received guidance from the Securities Trade Monitoring Unit.

MOODY’S	Compliance

3. Compliance with Local Laws
Where a local jurisdiction’s laws contain mandatory requirements that prohibit conduct in addition to what is prohibited under this Policy, that jurisdiction’s laws apply in addition to this Policy. Please contact the Moody’s Legal Department if you have any questions regarding the interaction of this Policy and the laws of the country in which you are employed.
4. No Rights Created
This Policy is not intended to, and does not, create any obligations to or rights in any Employee, Family Member, client, supplier, competitor, shareholder or any other person or entity. From time to time, Moody’s may impose additional restrictions that supplement and extend those stipulated in this Policy. Moody’s will communicate any such changes to Employees.
F. Special Protocols (Tents) for Certain Non-Public Information
1. Establishment of a Tent
Certain upcoming Credit Rating Actions or mergers or acquisitions involving Moody’s (prior to public announcement) may have systemic consequences and/or involve a large number of Employees such that additional measures are warranted to reduce any additional risks regarding the misuse of MNPI. In such circumstances, Moody’s may establish special protocols (a “Tent”) and apply additional Restricted Lists, and/or restrict trades in Moody’s Securities or other Securities, for relevant Employees. A Tent should be considered whenever advance preparation for a single Credit Rating Action, multiple closely related Credit Rating Actions, or a merger or acquisition involving Moody’s could cause a large number of Employees to become aware of MNPI for an extended period of time (i.e., multiple weeks) and/or such event will likely have systemic consequences.
When deciding whether to establish a Tent, systemic consequences to consider include:
→the breadth and number of Securities the price of which may be impacted;
→the extent to which market stability, investor confidence, or multiple sectors could potentially be impacted;
→the number of Employees and rating groups or different teams that would be involved; and
→in the case of Credit Rating Actions, the number of dependent, related, or closely associated Credit Rating Actions that will follow on from the Credit Rating Action and/or other materially impacted Credit Ratings.
For Tents established for Credit Rating Actions, the Head of Global Ratings and Research is responsible for making the decision to establish a Tent (or modify an existing Tent), as well as its scope, in consultation with the Chief Compliance Officer and Chief Credit Officer (or their respective designees). For Tents established for a merger or acquisition involving Moody’s, the decision to establish or modify an existing Tent, as well as its scope, will be made by the appropriate Senior Leadership Team member(s) who are involved in the transaction in consultation with the General Counsel and Chief Compliance Officer (or their respective designees).
2. Communication with Employees
A decision to establish (or modify) a Tent must be communicated to impacted Employees, including the scope of the restrictions, the fact that the establishment of the Tent is confidential, and any other relevant details. The Tent will be lifted once the Credit Rating Action(s) have been disseminated to the public or the merger/acquisition is publicly announced. Upon its lifting, the affected Employees must be so notified.
II. DEFINED TERMS
A. General Defined Terms
Employee means, for purposes of this Policy, any Member of the Board of Directors or any full-time or part-time employee of Moody’s Corporation or any of its direct or indirect wholly-owned and majority-owned subsidiaries, wherever located, provided that the employees of any Excluded Subsidiary shall not be considered “Employees” under this Policy.
Excluded Subsidiary means any non-U.S. direct or indirect wholly or majority-owned subsidiary of Moody’s Corporation that is designated by the Moody’s Legal Department as being excluded from application of this Policy and whose Employees are subject to their subsidiary-specific securities trading policies.
Executive Officer means an “officer” of Moody’s Corporation subject to Section 16 of the Securities Exchange Act of 1934.
Family Member means any of the following:
→an Employee’s spouse or domestic partner;
→a person with whom an Employee cohabits, such as a shared living arrangement where the relationship is more than casual or more than a typical roommate relationship, whether or not they share financial responsibilities;
→an Employee’s minor or dependent children, regardless of whether living at home or away at school;

MOODY’S	Compliance

→any other relative sharing the same household as an Employee;
→any persons who do not live in the same household as an Employee but whose Trades in Securities are directed by or are subject to the Employee’s influence or control (either direct or indirect) (such as parents or children living in separate households who consult with the Employee before they Trade); and
→any other natural or legal person, trust, entity or partnership (other than blind trusts) whose investment responsibilities are discharged by, or that is directly or indirectly controlled by, or whose economic interests are substantially equivalent to, the Employee or any Family Member.
Insider Trading means Trading a Security while aware of Material Non-Public Information.
Issuer means any entity by which a Security has been issued, guaranteed or by which the credit underlying a Security has been otherwise supported. The term Issuer also includes the corporate parent or majority-owned subsidiary of an issuer.
Managed Account is an investment account where Trading decisions and activities are performed by a third-party investment manager under a formal advisory agreement granting the investment manager discretion to trade in individual securities for the account.
Material Non-Public Information or MNPI refers to Non-Public Information that is also material, meaning that it might reasonably be expected to have an effect on the market for a Security generally or affect an investment decision of a reasonable investor. Examples include, but are not limited to: sales results; earnings or estimates (including reaffirmations or changes to previously released earnings information); dividend actions; strategic plans; new products, discoveries or services; important personnel changes; acquisition and divestiture plans; financing plans; proposed Securities offerings; marketing plans and joint ventures; government actions; major litigation, litigation developments or potential claims; restructurings and recapitalizations; the negotiation or termination of major contracts; data or security breaches or cyber-related incidents and vulnerabilities; and potential or pending Moody’s Ratings or Moody’s Local rating actions. Information about pending or future Moody’s rating actions or other material public announcements (such as research reports) is presumed to be material.
Member of the Board of Directors means a member of the Moody’s Corporation Board of Directors.
Moody’s means Moody’s Corporation, together with its direct and indirect wholly-owned subsidiaries.
Moody’s Security means any Security issued by, or that has a value derived from a Security issued by, Moody’s.
Non-Public Information is information that has not been broadly publicly disseminated (including through any of the following methods: public filing with a securities regulatory authority; issuance of a press release; disclosure of the information in a national or broadly disseminated financial news service; or the issuance of a proxy statement or prospectus). The fact that rumors, speculation or statements attributed to unidentified sources are public is not sufficient for information to be considered publicly disclosed even when the information is accurate.
Own, Owning and Ownership refer to all methods by which an Employee or Family Member may possess direct or indirect investment control over a Security or an account with a financial services institution. For the purposes of this Policy, ownership includes all Securities held in trust (other than a blind trust) over which the person has investment control and all Securities held in any individual retirement account or 401(k) other than Moody’s Profit Participation Investment Plan, and Employees are deemed to own all Securities held by their Family Members.
Security means any equity or fixed-income security or any non-deposit financial instrument that has a value derived from an equity or fixed income security. This includes, but is not limited to: stocks, bonds, debentures, options, equity securities, convertible securities, warrants, derivative instruments (including swaps, commodities and futures based on or linked to equity or fixed income securities), notes, collective investment schemes, fixed annuities, variable annuities, open- or closed-end mutual funds, exchange-traded funds and unit investment trusts. For example, as used in this Policy, references to Securities issued or guaranteed by an Issuer such as Moody’s Corporation include options or other Securities with a value derived from any equity or fixed-income security issued by Moody’s Corporation, even if the derivative security is not issued directly by Moody’s.
Securities Trade Monitoring Unit refers to the Moody’s Compliance team that administers the securities trading monitoring program described in this Policy.
Tipping refers to when a person who is aware of Material Non-Public Information about Moody’s or any other Issuer (i) recommends that a third party Trade in the Issuer’s Securities or (ii) conveys such Material Non-Public Information to a third party.
Trade (including Trades, Traded and/or Trading) refers to any transaction by which a person acquires or divests from an interest or position in a Security, including but not limited to purchases, sales (including entry into or modification of a Rule 10b5-1 Trading Plan), gifts, charitable donations (including dispositions to donor advised funds), certain transfers to trusts or

MOODY’S	Compliance

estate planning entities, repurchase agreements, short sales, spread betting (and other forms of gambling on Securities) and entering into derivative transactions, including put options, calls and equity swaps as well as liquidating such derivative positions through purchase, sale or exercise.
B. Additional Defined Terms Applicable to Monitored Employees
The defined terms below apply to Monitored Employees for purposes of Sections III and IV of this Policy.
Analyst means any Moody’s Ratings or Moody’s Local Employee assigned to, or supporting in an analytical capacity, a ratings team with the title of Ratings Associate or higher whose function is to (i) assign or monitor Ratings and, if applicable, the related Outlook or Review, (ii) assist in drafting materials or developing deal-specific models being considered for rating committees, or (iii) supervise Moody’s Ratings or Moody’s Local Employees included in clauses (i) or (ii) of this definition. The definition of Analyst excludes any Moody’s Ratings or Moody’s Local Employee assigned to a rating team who does not participate in the Rating process or who supports the Rating process solely through administrative tasks, such as entering information into internal systems.
Ancillary Service means those Moody's Ratings or Moody’s Local products and services that are not Credit Rating Services and which may include market forecasts, estimates of economic trends, pricing analysis or other general data analysis as well as related distribution services.
Anticipated Ratings Process means the process by which a provisional notation may be removed from a Credit Rating assigned to an instrument or issuer, when the applicable contingencies which were the basis for affixing the (P) notation are deemed to have been fulfilled. For example, when a rating of (P) Baa1 is assigned to a debt instrument, it is anticipated that the (P) notation will be removed from the Baa1 rating when it is determined that the contingencies indicated by the (P) notation have been fulfilled.
Category means the classification to which all Employees are assigned under this Policy and that defines their securities ownership trading and reporting requirements based on the responsibilities of their job position. Every Employee is either in Category A, B, C or D.
Credit Rating means an opinion from Moody's Ratings or Moody’s Local regarding the creditworthiness of an entity, a debt or financial obligation, debt security, preferred share or other financial instrument, or of an issuer of such a debt or financial obligation, debt security, preferred share or other financial instrument, issued using an established and defined ranking system of rating categories. All references to a Credit Rating in this Policy include the Credit Rating and, to the extent applicable, any related Outlook or Review.
Credit Rating Action means any one of the items below:
→the assignment of a Credit Rating to an Issuer or obligation, including Credit Ratings assigned in the Subsequent Ratings Process;
→the removal of a provisional notation from a Credit Rating when applicable contingencies are deemed to have been fulfilled in the Anticipated Ratings Process;
→a change in a Credit Rating (i.e., upgrade or downgrade);
→placing a Credit Rating on Review, changing the direction of an existing Review or taking a Credit Rating off Review (i.e., Credit Rating confirmation);
→the assignment or change in an Outlook associated with a Rated Entity or one or more Credit Ratings;
→an affirmation of a Credit Rating; and
→a withdrawal of a Credit Rating
Credit Rating Services means those products and services offered with respect to Credit Ratings and, if applicable, the related Outlook or Review. Credit Rating Services specifically exclude all Ancillary Services or Other Permissible Services.
Designated Broker-Dealer are those broker-dealers approved by Moody’s to provide electronic feeds of Trades and account activity. For certain US and UK Employees, ByAllAccounts will be considered a Designated Broker-Dealer for purposes of this Policy.
Lead Rating Analyst, Lead Analyst or Lead is the Moody’s Ratings or Moody’s Local Employee who is currently assigned the primary responsibility for assigning or monitoring a given Rating and, if applicable, the related Outlook or Review.
Monitored Accounts are those accounts in which Reportable Securities are held.

MOODY’S	Compliance

Monitored Employees are those Employees in Categories A, B or C whose Trading activity and Securities holdings are required to be disclosed due to Ownership of Reportable Securities.
Moody’s Local refers to the affiliates of MCO that issue Ratings under the "Moody's Local" brand name. A suffix is added to specify each jurisdiction using the brand name.
Moody’s Non-Public Ratings Information means MNPI about Issuers or obligations, including but not limited to non-public information relating to Credit Rating Actions or the Anticipated Rating Process.
Moody’s Ratings means all subsidiaries of Moody’s Corporation that issue Ratings under the “Moody's Ratings” brand name, including Moody’s Investor Services, Inc. and the credit rating affiliates listed in Item 3 of Form NRSRO filed with the U.S. Securities and Exchange Commission (available on ratings.Moodys.com).
Other Permissible Service are those products and services identified in the Rating Symbols and Definitions publication that are not Credit Rating Services or Ancillary Services.
Outlook means an opinion regarding the likely direction of an Issuer's rating over the medium term, as further described in the Rating Symbols and Definitions publication.
Person Approving Credit Ratings (PACR) is the person who is designated to oversee and provide senior level approval for a Credit Rating Action. Designation of individuals as PACR is determined by each Rating Group.
Position Profile refers to the Category—A, B, C, or D—to which an Employee belongs as well as any Restricted List(s), if any, that apply to the Employee.
Rated Entity means any entity rated by Moody's Ratings or Moody’s Local or any entity that issues securities rated by Moody's Ratings or Moody’s Local, or any entity that is seeking a Credit Rating from Moody's Ratings or Moody’s Local.
Rating means any rating or assessment with respect to Credit Rating Services, Ancillary Services, and Other Permissible Services.
Rating Group means an analytical rating team in Moody’s Ratings or Moody’s Local.
Rating Group Head means, for Moody’s Ratings, the Managing Director or, for Moody’s Local, the Rating Manager who is, in either case, in charge of a Rating Group.
Rating Symbols and Definitions is a reference guide that sets out definitions of the rating symbols and rating scales used by Moody's Ratings or Moody’s Local.
Reporting means disclosing to Moody’s all Reportable Securities held or Traded.
Reportable Securities means any Securities (based on the definition of Security above) held by a Monitored Employee and/or his or her Family Members that are not subject to an exemption as set forth in Section III.F, Exemptions.
Restricted List means a list of Securities by industry, geography or regulation, which an Employee and any Family Members of that Employee may not Own or Trade.
Review means is an indication that a rating is under consideration for a change in the near term as further described in the Rating Symbols and Definitions publication.
Subsequent Ratings Process means the process of assigning Credit Ratings that (together with the associated outlook or review status, if applicable) are derived exclusively by reference to an existing Credit Rating of a program, series category/class of debt or primary Rated Entity. This includes:
→Assignment of a Credit Rating to issuance of debt within or under an existing rated program where the transaction structure and terms have not changed in a manner that would affect the Credit Rating indicated by the program rating (examples include covered bond programs, shelf registrations, and medium term note programs);
→Credit Ratings assigned based on the pass-through of a primary Issuer’s Credit Rating, including monoline or guarantee linked ratings; or
→Assignment of Credit Ratings to debt instruments of the same seniority as previously rated debt when such issuance of debt is contemplated in the existing Credit Ratings. Examples include ratings on debt issued by frequent corporate and government issuers. This also includes Credit Ratings assigned to new debts, new programs, or amended and extended credit facilities by reference to an existing rating of the same debt class, at the same rating level, whether or not the new debts or programs replace similarly structured debts, programs or credit facilities.
III. REPORTING AND TRADING REQUIREMENTS

MOODY’S	Compliance

A. Reportable Securities
Monitored Employees must ensure that all Reportable Securities and Monitored Accounts are reported to the Securities Trade Monitoring Unit.
Certain Securities are exempt and are considered not Reportable for purposes of this Policy. These are detailed in Section III.F, Exemptions, and Section III.G, Exempted Securities Issued by Moody’s. Unless a Security is explicitly exempted in Section III.F or Section III.G, it is considered to be a Reportable Security for the purposes of this Policy.
B. Categorization of Employees
Under this Policy, different requirements apply to Employees and their Family Members depending on the Employee’s ability to access MNPI and the Employee’s role in and influence over the ratings process. Each Employee falls into one of four Categories, which are outlined below in Table 3.1. Each Category of Employees is subject to different requirements, which are outlined in Table 3.2, except that Employees in Category D are not “Monitored Employees” and therefore are not subject to any of the additional restrictions set out in this Section III. Your assigned Category and Restricted List(s) can be found in Expo under “View Your STP Category/Restrictions.” Each Employee will be able to view only his or her own Position Profile information. If you have questions about the Category to which you have been assigned, please contact your manager.
Table 3.1: Employee Categories

Category	Description
A
→Influence on ratings and access to Moody’s Non-Public Ratings Information
→Perceived or actual influence on a rating
→Sits on rating committees
→Provides input to the rating process
→Manages Employees with ratings influence
→Ability to routinely access Moody’s Non-Public Ratings Information as part of the regular course of Employee’s job

B
→Ability to routinely access Moody’s Non-Public Ratings Information as part of job responsibility, but no influence on ratings
→Ability to routinely access rating action information prior to publication
→Ability to routinely access folders, shared drives or systems (e.g., AccuRate) containing MNPI

C
→Sporadic access to Moody’s Non-Public Ratings Information, but no influence on ratings
→No systematic access to Moody’s Non-Public Ratings Information as part of job responsibility
→No responsibility for processing Moody’s Non-Public Ratings Information
→Occasional access to Moody’s Non-Public Ratings Information as a result of inquiries, special projects or other tasks on a case-by-case basis

D	→No influence on ratings and no access to Moody’s Non-Public Ratings Information
C. Requirements Applicable to Employee Categories
The Reporting requirements under this Section are based on (i) your Employee Category and (ii) the type of Monitored Account(s) in which you hold Reportable Securities. For purposes of this Policy, there are three types of Monitored Accounts:
→Direct Control Accounts: a Trading or investment account where the account holder has full discretion/control over the account and can effect Trades in the account. This includes, but is not limited to, regular brokerage accounts or other financial services accounts, 401ks, IRAs, custodial and similar accounts. These accounts may be controlled directly by the account holder or through direction provided by the account holder to a financial services provider or financial advisor.
→Managed Self Directed Accounts: an investment account where the account holder may choose the initial asset allocation but cannot direct any Trading activity after the initial investment. All Trading decisions and activities are performed by a third-party manager/advisor under a formal investment agreement.
→Managed Fully Discretionary Accounts: an investment account where the account holder has no control over the investments or Trading activity in the account. The initial asset allocation and all Trading decisions and activities are performed by a third-party manager/advisor under a formal investment agreement.
Managed Accounts where the Employee or Family Member has, shares, or can exercise control over the transactions in individual stocks within the fund or portfolio in addition to the third-party investment manager will be treated as Direct Control Accounts under this Policy.

MOODY’S	Compliance

For Managed Accounts where Employees or their Family Members hold Reportable Securities, Employees must submit documentation to the Securities Trade Monitoring Unit detailing the nature of the Managed Account, including the extent of any control over transactions by the Employee or a Family Member. Table 3.3 provides the Reporting requirements as they pertain to each Employee Category.
D. Description of Employee Requirements
All Reporting on Monitored Employees will be conducted through the Employee Compliance Manager System (the “ECM System”), which may be accessed on the Expo Securities Trading Program page.
1. Monitored Employee Account Disclosure
Subject to local law, existing Employees must:
→provide to Moody’s a complete list of all Reportable Securities and Monitored Accounts held by the Employee or their Family Members (including the name of the financial institution, account number, the name of the account holder(s) and the type of account); and
→provide consent authorizing all relevant financial institutions to provide Moody’s with access to all Trade confirmations and account statements relating to their Monitored Accounts.
Securities that are not held in a brokerage account or other financial services account must be reported to the Securities Trade Monitoring Unit separately.
2. Changes to Employee Securities Account Status
Monitored Employees must promptly notify the Securities Trade Monitoring Unit by email in any of the following circumstances:
→when they or a Family Member opens a new Monitored Account at a brokerage firm or other financial services firm that contains Reportable Securities or obtains a beneficial interest in, or the authority to Trade in, an additional Monitored Account containing Reportable Securities; or1
→when an existing Monitored Account is closed or materially changed.2
The Compliance Department may require additional documentation regarding such accounts.
3. Designated Broker-Dealers
All Monitored Employees and their Family Members (wherever they are located) who have a Monitored Account that holds Reportable Securities maintained in the United States and/or the United Kingdom are required to maintain such Monitored Account(s) with one or more Designated Broker-Dealers. In limited circumstances, the Compliance Department may grant a waiver of the requirement to maintain Monitored Accounts at Designated Broker-Dealers pursuant to the waiver procedures set out in Section III.D.13.
The list3 of current Designated Broker-Dealers is:
→Charles Schwab (including former TD Ameritrade accounts)
→Fidelity
→Interactive Brokers
→Bank of America Merrill Lynch
→Morgan Stanley (including former E-Trade Financial accounts)
→UBS Financial Services
→Vanguard
→Hargreaves Lansdown (U.K.)
→Interactive Investor (U.K.)
→Fidelity International (U.K.)
1     Fidelity accounts opened by Moody’s Corporation for Employee Stock Purchase Plan or to hold shares of Moody’s stock received as compensation are not automatically reported to the Compliance Department for monitoring. These accounts must be reported to Compliance by the Employee if and when they choose to invest in Reportable Securities within the account.
2     An example of a material change would be the addition of another beneficial owner or person who can authorize Trades in the account or the account becoming (or ceasing to be) a Managed Account or other Reportable account.
3     Subsidiaries of these Designated Broker-Dealers, where the electronic feed is confirmed as being supported by the approved Broker-Dealer, can be utilized by Employees. Additional Designated Broker-Dealers may be added or permitted through the waiver process discussed in Section III.D.13. The list will be updated once new Designated Broker-Dealer relationships are established.

MOODY’S	Compliance

For accounts with Reportable Securities established at a Designated Broker-Dealer, Employees are required to complete and submit the associated Duplicate Authorization form to the Securities Trade Monitoring Unit granting consent for the brokerage firm to send duplicate Trade confirmations and account statements to Moody’s via electronic feeds. Required forms and submission details are available on the Expo Securities Trading Program page.
→Designated Broker-Dealers will provide all Trade confirmations and Monitored Account holdings to Moody’s by electronic data feed.
→Securities information received via electronic feeds will be automatically fed into Moody’s third-party vendor system used for monitoring Employee trading activity.
All Monitored Employees and their Family Members (wherever they are located) who have a Monitored Account that holds Reportable Securities maintained in any jurisdiction other than the United States and the United Kingdom may use any Designated Broker-Dealer if available in their jurisdiction or a local non- Designated Broker-Dealer.
→For Monitored Accounts not held at a Designated Broker-Dealer, the Monitored Employee must provide duplicate Trade confirmations and account statements to the local Moody’s Compliance Officer or the Securities Trade Monitoring Unit on a timely basis.
→For monitoring purposes, the Securities Trade Monitoring Unit will enter into the ECM System Securities information as reflected on the duplicate Trade Confirmations and/or account statements provided to Moody’s.
4. Non-Designated Broker-Dealers - Manual Reporting of Trades
Employees and their Family Members may report their Trades other than electronically only if their Monitored Accounts are held in jurisdictions in which the use of Designated Broker-Dealers is not required under this Policy or where a waiver has been granted by the Moody’s Compliance Department. In those limited cases where Designated Broker-Dealers are not required, Employees and their Family Members must make arrangements with their broker-dealer for the Securities Trade Monitoring Unit to receive duplicate account statements or they are to provide copies directly to the Securities Trade Monitoring Unit.
5. Reporting of Securities Not Held at a Broker-Dealer or Other Financial Firms
Employees are required to disclose Reportable Securities in the form of stock certificates, government Securities that are purchased and redeemed directly from a sovereign in paperless electronic form (e.g., U.S. Treasuries via Treasury Direct or U.K. Gilts via Direct.gov), as well as securities not custodied at a broker-dealer. Required forms and submission details are available on the Expo Securities Trading Program page.
6. Restricted Lists
Restricted Lists have been developed for Moody’s Employees based on each Rating Group in Moody’s Ratings and cover both US and global Issuers regardless of whether they are rated by Moody’s Ratings. Additional Restricted Lists have been created for Employees of certain Moody’s Local entities as described in Appendix C. Monitored Employees assigned Category A or B, and their Family Members, may not Own or Trade any Security on the Restricted List(s) applied to them. Additional restrictions may apply depending on an Employee’s geography.
Each Employee’s Position Profile, including any Restricted List(s) that applies to the Employee, is available on Expo. Each Employee will be able to view only his or her own position profile information. Employees and their Family Members may not Own or Trade Securities on any Restricted List applicable to the Employee.
Moody’s reserves the right to prohibit Trades of Securities not listed on the applicable Restricted Lists for any Employee and his/her Family Members. Moody’s will communicate all such further restrictions to Employees if and when they occur.
Note that Restricted Lists include sector funds. For example, an Analyst (or his or her Family Member) who is prohibited from holding or Trading any Security on the “CFG –Technology / Telecommunications / Media/Services” Restricted List also may not Own a telecommunications sector fund, and Analysts (and their Family Members) who are prohibited from holding or Trading any securities on the “Financials” Restricted List also may not Own or Trade financial institution sector funds. Such Analysts (and their Family Members) may, however, Own or Trade a health care sector fund, for example.
Any investments you select in a Moody’s sponsored retirement account (e.g., Profit Participation Plan) must comply with any Restricted List(s) assigned to you in your current role at Moody’s and must be evaluated as your role and/or those lists change.
Employees who, on limited occasions, participate in rating committees outside of their area of analytic/professional responsibility will be subject to restrictions based on the specific committee participation, not the entire Restricted List for that Rating Group. Employees who routinely participate in rating committees outside of their area of analytic/professional responsibility will be subject to the respective Restricted List for that Rating Group in addition to the Restricted List applicable

MOODY’S	Compliance

to their own Rating Group.4 In both circumstances, these additional restrictions will remain in place for a period of 90 calendar days following the date of the rating committee or three days after the Rating becomes public, whichever is longer.
When an Employee is no longer deemed subject to a specific Restricted List (for example due to a change in responsibilities), the Restricted List that previously applied will continue to apply to the Employee and their Family Members for a period of 90 calendar days to provide for a cooling-off period.
7. Pre-Trade Clearance for Category A and B Employees and Family Members
Subject to local law requirements, Employees in Categories A and B, and their Family Members in all jurisdictions, are required to provide advance notice and obtain pre-approval of any Trades in Reportable Securities. Such Employees are responsible for ensuring that their Family Members provide their proposed Trades to the Employee for compliance with this Policy’s pre-clearance requirements. Prior to Category A and B Employees or their Family Members executing any Reportable Trade, they must obtain a pre-clearance approval from the ECM System or in writing from the Securities Trade Monitoring Unit.
To accomplish this requirement, Category A and B Employees must enter all reportable Trade requests into the ECM System and receive an approval before executing any Trades with their broker-dealer. The ECM System will instantly display an Approved or Denied message depending on the restrictions that apply. The system will also send an email detailing the outcome of the request.
Employees in job positions classified as Category A or B who are Trading products that are not recognized by the ECM System must obtain written pre-clearance approval from the Securities Trade Monitoring Unit. For example, Trade requests for “new issues” that are not yet included in the ECM System will require a written pre-clearance from the Securities Trade Monitoring Unit.
Trade requests will be denied if: (a) the security to be Traded is on any Restricted List associated with the requesting Category A or B Employee; (b) a sell request does not meet the 30-Day Hold requirement; or (c) additional restrictions are in effect.
All approved pre-clearance requests will remain in effect for the duration of the day of the approval, through the close of business on the following business day. After a pre-clearance request is approved, Category A and B Employees, and their Family Members, must place orders with their broker-dealer by the close of business on the next business day after approval was granted. If the order is not placed with your broker-dealer before the pre-clearance approval expires, a new pre-clearance request must be submitted and approved.
Managed Self-Directed Accounts and Managed Fully Discretionary Accounts as defined in Section III.C are not subject to the pre-Trade clearance requirement. For exceptions to pre-Trade clearance requirements, see Table 3.3.
8. Post-Trade Review
Trading activity for Employees in Categories A, B, and C, and their Family Members, will also be monitored on a post-Trade basis as shown in Tables 3.2 and 3.3 below. Compliance reserves the right to conduct additional post-Trade reviews as may be appropriate.
9. 30-Day Holding Period
Employees in Categories A and B, and their Family Members, who purchase a Reportable Security in a Direct Control Account must hold that Security for at least 30 consecutive calendar days after the most recent purchase of the Security (the “30-Day Holding Period”). The reinvestment of dividends, interest or capital gains will not be considered a new purchase and will not impact the holding period. No sale of a Reportable Security may occur less than 30 days after the most recent purchase of such a Security, regardless of the account(s) in which the Security is held. Further, Employees in Categories A and B, and their Family Members, may not enter into a derivative contract that will expire in less than 30 days.
The 30-Day Holding Period does not apply to Employees in Category C or to Trades made within Managed Self-Directed Accounts and Managed Fully Discretionary Accounts, as defined in Section III.C. See Table 3.3 below for additional details regarding Managed Accounts.
10. Orders
A Good-Til-Canceled (GTC) order is an order to buy or sell a Security at a specific price which lasts until the Trade is executed or cancelled. A Stop Order, also referred to as a Stop-Loss Order, is considered a GTC order for the purposes of this Policy. GTC orders are permitted and may remain in effect as permitted by the rules of your broker-dealer subject to restrictions regarding Trading Securities while aware of MNPI as set out in this Policy. Prior to placing a GTC order, Category A and B Employees and their Family Members must also obtain a pre-clearance approval to Trade the Security. This approval must be obtained from the ECM System or in writing from the Compliance department prior to the initial order. Any changes to the GTC
4     Category A or B Employees hired by or transferred into Moody’s Ratings on or after October 1, 2017 will continue to have all Restricted Lists apply to them regardless of their Rating Committee participation status.

MOODY’S	Compliance

order other than cancellation must also be submitted for pre-trade clearance. All approved pre-clearance requests on GTC orders will remain in effect for the duration of the day of the approval, through close of business on the following business day. If the GTC order is not placed with your broker-dealer before the pre-clearance approval expires, a new pre-clearance request for the GTC order must be submitted and approved. The 30-Day Holding Period also applies to Trades that are executed as a result of a GTC order to sell.
11. Leave of Absence
If an Employee is on a leave of absence, their Reporting obligations are dependent upon whether or not they continue to have access to Moody’s systems. An Employee who continues to have access to Moody’s systems, including mobile devices, laptop, or any other mechanism, is required to comply with the Reporting requirements of the Policy, including pre-trade clearance and submissions of periodic trade confirmations and monthly statements. If an Employee relinquishes his/her Moody’s issued mobile devices, laptop, or any other mechanism by which he/she can access Moody’s systems, the Reporting obligations can be temporarily lifted until the Employee returns to work.
However, in these instances, an Employee is still subject to his/her Restricted Lists for a period of 90 calendar days to provide for a cooling-off period. While on leave of absence, Employees are bound by the Moody’s Corporation Code of Business Conduct and this Policy and cannot engage in any trading activity with respect to an Issuer while aware of MNPI regarding such Issuer. For instances in which the Reporting requirements are temporarily lifted, accounts held with designated brokers will continue to provide trade data through our direct feeds. For those accounts not maintained with a designated broker, the Employee will be required to provide the Securities Trade Monitoring Unit with monthly account statements generated during the leave upon their return to work.

MOODY’S	Compliance

12. Summary of Employee and Reporting Requirements
Tables 3.2 and 3.3 below provide a summary of Employee and Reporting requirements under this Policy, organized by Employee Category and account type.
Table 3.2: Employee Requirements by Category

	Category A	Category B	Category C	Category D
Required to use Designated Broker-Dealer[5]				NA
Restricted List(s) Apply			NA	NA
Disclosure/Certifications
New Employee Securities disclosure				NA
New Employee STP certification
Annual STP certification
Trades and holdings in Monitored accounts				NA
Self-disclosure of violations or suspected violations
Trade Requirements by Account Type
Direct Control account
Pre-Trade clearance			NA	NA
Post-Trade review				NA
30-Day Holding Period			NA	NA
Restricted List(s) apply			NA	NA
Managed Self Directed account
Post-Trade review	*	*	*	NA
Restricted List(s) apply			NA	NA
Managed Fully Discretionary account
Post-Trade review	*	*	*	NA
Restricted List(s) apply			NA	NA
Requirement applies to this Category
*Post-Trade Review only required in the event of account opening, closure, or in the case of material amendments or material funding changes as described in Table 3.3

5 This is applicable in the US and UK.

MOODY’S	Compliance

Table 3.3: Monitored Account Type Details

Category A	Category B	Category C

Direct Control Account (including through use of a financial advisor or money manager)	→Restricted List(s) apply →Pre-Trade clearance and 30-Day Holding Period apply	→Restricted List(s) apply →Pre-Trade clearance and 30-Day Holding Period apply	→Post-Trade review applies
Managed Self Directed Account
Documentation must be provided to the Securities Trade Monitoring Unit that supports the discretionary nature of accounts and that the advisor has been notified of the applicable restricted list(s)

→Restricted List(s) apply
→Pre-Trade clearance and 30-Day Holding Period do not apply
→Employee must notify the Compliance Department when account is opened, closed, materially changed or when funds are added or withdrawn (representing 50% or greater of the account value except for pre- programmed additions or withdrawals)
→In these instances, any Trades associated with the opening, closing, material amendment or funding change will be monitored on a post-Trade basis

→Restricted List(s) apply
→Pre-Trade clearance and 30-Day Holding Period do not apply
→Employee must notify the Compliance Department when account is opened, closed, materially changed, or when funds are added or withdrawn (representing 50% or greater of the account value except for pre- programmed additions or withdrawals)
→In these instances, any Trades associated with the opening, closing, material amendment or funding change will be monitored on a post-Trade basis

→Employee must notify the Compliance Department when account is opened, closed, materially changed, or when funds are added or withdrawn (representing 50% or greater of the account value except for pre-programmed additions or withdrawals)
→In these instances, any Trades associated with the opening, closing, material amendment or funding change will be monitored on a post-Trade basis

Managed Fully Discretionary Account
Documentation must be provided to the Securities Trade Monitoring Unit that supports the discretionary nature of accounts and that the advisor has been notified of the applicable restricted list(s)

→Restricted List(s) apply
→Pre-Trade clearance and 30-Day Holding Period do not apply
→Employee must notify the Compliance Department when account is opened, closed, materially changed, or funds are added or withdrawn (representing 50% or greater of the account value except for pre-programmed additions or withdrawals)
→In these instances, any Trades associated with the opening, closing, material amendment or funding change will be monitored on a post-Trade basis

→Restricted List(s) apply
→Pre-Trade clearance and 30-Day Holding Period do not apply
→Employee must notify the Compliance Department when account is opened, closed, materially changed, or funds are added or withdrawn (representing 50% or greater of the account value except for preprogrammed additions or withdrawals)
→In these instances, any Trades associated with the opening, closing, material amendment or funding change will be monitored on a post-Trade basis

→Employee must notify the Compliance Department when account is opened, closed, materially changed, or funds are added or withdrawn (representing 50% or greater of the account value except for pre-programmed additions or withdrawals)
→In these instances, any Trades associated with the opening, closing, material amendment or funding change will be monitored on a post-Trade basis

13. Waivers
Under certain limited circumstances, the Compliance Department may grant written waivers of the Reporting, Trading or Ownership restrictions imposed upon Employees and their Family Members. Waiver requests must be made in writing and should include all relevant facts in support of the waiver request. Requests must be submitted by the Employee to his/her direct manager for approval. If the manager approves the request, it must then be submitted to the Securities Trade Monitoring Unit for consideration. The Employee is bound by the restrictions in this Policy unless and until the Compliance Department approves the waiver request.
In those cases, in which the Securities Trade Monitoring Unit grants a waiver of the Trading or Ownership restrictions with respect to a particular Issuer, the Employee still will be precluded from participating in any rating action, including attending rating committees, for that Issuer. In situations in which a waiver relating to one or more aspects of the Policy is granted, the

MOODY’S	Compliance

Employee will still be subject to the other provisions of the Policy and certain restrictions relating to his or her job activities may apply. Under no circumstances would a waiver authorize an Employee or Family Member to violate Insider Trading or other applicable laws.
E. Certifications And Self Disclosure
1. New Employee Compliance Certification
Prior to their employment start date, all Category A, B and C candidates must submit a list of all Reportable Securities held by them and their Family Members for review by the hiring manager. Each Category A, B and C Employee must complete an initial compliance certification within 60 days of being notified of the requirement to certify. The certification acknowledges that such Employee has read, understands and agrees to comply with this Policy.
Subject to local law requirements, each Category A, B and C Employee also must certify that such Employee:
→agrees to provide Moody’s with a complete list of all Reportable Securities held by the Employee and his/her Family Members, as well as a list of all Monitored Accounts associated with such Securities;
→has submitted Duplicate Account Authorization Form(s) to Moody’s allowing the Compliance Department to obtain access to all Trade confirmations and account statements for all Monitored Accounts in which the Employee or his/her Family Members hold Reportable Securities; and
→has disclosed all Reportable holdings and Trades conducted by the Employee and/or his or her Family Members for Securities that are not held in a brokerage account or other financial services account (e.g., when the Security is in the form of a physical certificate).
2. Annual Compliance Certification
Annually, each Category A, B and C Employee also must certify that such Employee has been in continuous compliance with the Monitored Employees Policy since the prior certification, including compliance with the Reporting requirements of the Policy as applicable to the Employee’s Category. During the annual certification, Monitored Employees will also be required to confirm their Reportable Accounts. Employees are able to review their own accounts and holdings information in the ECM System.
3. Self-Disclosure of Non-Compliance
Either you or a Family Member may find that a change of circumstances creates potential non-compliance with this Policy. For example, you may be re-assigned to a new rating team, or you or a Family Member may inherit Securities that are on a Restricted List(s) that applies to you. In such circumstances, you must contact your manager and the Compliance Department promptly in writing to address any such potential non-compliance with this Policy. Please note that before you or your Family Member sells any Security you believe may not be in compliance with this Policy, you must obtain clearance from the Securities Trade Monitoring Unit.
F. Exemptions
The following are exemptions from Section III Reporting and Trading Requirements:
1. Government-issued Savings Bonds
Government-issued bonds that are non-transferable and backed by the full faith and credit of the issuing government (e.g., US Savings Bonds, Japanese Government Bonds (JGBs), or similar savings bond type securities issued by other sovereigns for individual investors) are exempt. However, government securities (e.g., Treasury bonds, bills, or “gilts”) that may be sold or transferred in the secondary market are subject to the Reporting requirements and Trading restrictions for Monitored Employees.
2. Precious Metals
Funds or ETFs solely holding physical precious metal bullion (i.e., gold, silver, and platinum) are exempt. However, ETFs holding securities related to the precious metals industry are subject to the Reporting requirements and Trading restrictions for Monitored Employees.
3. Insurance Policies and Annuities
Personal insurance policies, such as homeowners, life, auto, disability and individual annuity policies, where there is no ability for the account holder to direct the investments or Trading within the annuity are exempt.

MOODY’S	Compliance

4. Certificates of Deposit
Certificates of deposits and equivalents, such as those issued by governments, banks, credit unions, and savings and loans, are exempt.
5. Blind Trusts
Trades of Securities made in a “blind trust” held for the benefit of an Employee or his or her Family Members are exempt. For the trust to qualify as a blind trust, however, the Employee and/or his or her Family Members must have:
→no knowledge of the Securities held in the trust; and
→no discretion or control over the Trading of Securities in the trust.
To rely on this exemption, an Employee or his or her Family Member must provide a copy of the agreement covering any blind trust that is held for the benefit of the Employee or his or her Family Members to the Moody’s Legal Department for approval. The Legal Department will report approvals to the Securities Trade Monitoring Unit who will record the approval in the ECM System and notify the Employee that an exemption from Reporting has been granted. This exemption does not apply until the documentation establishing the trust has been approved by the Legal Department, reported to the Securities Trade Monitoring Unit and has become effective (i.e., the Securities have been transferred to the trust account). All changes to an approved blind trust must be made in writing and must be approved by the Legal Department. An Employee who opens a blind trust will be prevented from participating in any rating committees relating to any Security that is being transferred into the trust for a period of 90 days from the date that the blind trust was opened.
6. Widely Diversified Funds
This exemption applies to:
→money market mutual funds;
→widely diversified mutual funds6, meaning that the fund’s investment objectives are not focused on any particular type of investment or industry and the fund does not invest 80% or more of its assets in a particular industry;
→widely diversified collective investment schemes;
→exchange-traded funds that represent a diversified index or otherwise are not sector specific; and
→unit investment trusts.
7. Dividend Reinvestment Plans
Although participation by Employees or their Family Members in a dividend reinvestment plan in a Security is subject to pre-approval for Category A and B Employees, each subsequent investment through the dividend reinvestment plan does not need to be pre-cleared unless the Employee or his or her Family Member is changing the manner of the investment or the Security in which the investment is being made. To obtain pre-approval for a dividend reinvestment plan, please contact the Securities Trade Monitoring Unit.
8. Education Savings Plans
Education savings plans (such as plans that comply with Section 529 of the U.S. Internal Revenue Code, commonly referred to as “529 Plans”), where there is no ability for the account holder to view the underlying securities or direct the investments or Trading within the account, are also exempt.
G. Exempted Securities Issued by Moody’s
1. Moody’s Stock Options
The Reporting requirements outlined in this Section III do not apply to the receipt, holding or exercise of Moody’s stock options received by an Employee in connection with their compensation.
2. Moody’s Stock Received in Connection with Compensation
Neither the Reporting requirements nor the 30-Day Holding Period apply to Trades of Moody’s shares received by an Employee under Moody’s compensation plans.

6 Mutual funds previously considered widely diversified and held by an Employee as of October 1, 2012 for U.S. Employees; December 31, 2012, for U.K. Employees; and March 31, 2013, for Employees in all other regions will continue to be treated as such for that Employee.

MOODY’S	Compliance

3. Moody’s Employee Stock Purchase Plan
Neither the Reporting requirements nor the 30-Day Holding Period apply to MCO trades resulting from an Employee’s payroll contributions to Moody’s Employee Stock Purchase Plan (“ESPP”) under an election made when the Employee was not aware of any MNPI about Moody’s.
4. Moody’s Profit Participation and Other Moody’s Sponsored Plans
Neither the Reporting requirements nor the 30-Day Holding Period apply to Trades or the non-discretionary reallocation of Moody’s Securities in Moody’s Profit Participation Plan (“PPP”), Moody’s Deferred Compensation Plans, or other Moody’s-sponsored retirement plans resulting from an Employee’s periodic payroll contributions to the plans under an election made when the Employee was not aware of any MNPI about Moody’s.
H. Employees of Moody’s Corporation Participating In Credit Rating Actions
1. Participation in Credit Rating Actions
Employees may not directly or indirectly participate in a Credit Rating Action if they or their Family Members Own any Security that could be affected by that Credit Rating Action. Direct or indirect participation in a Credit Rating Action includes, but is not limited to: serving in various roles (Lead Analyst, back-up Analyst, Rating Analyst, Rating Committee Chair, Person Approving Credit Rating); participating in rating committee meeting(s) (both voting and non-voting participants); assisting in drafting the materials specifically produced for the rating committee (financial analysis, models, drafting); providing the approval to record and release a Credit Rating Action; or working with a rating team or Analyst on a model specific to the Credit Rating.
2. Ownership of Certain Securities
Monitored Employees categorized as A or B are restricted from Owning or Trading certain Securities on Restricted Lists assigned to them where they have access to MNPI or influence on ratings. For more information, see Section III.D.6 (subsection “Restricted Lists”). Effective October 1, 2017, all new hires in Moody’s Ratings in Categories A or B, and Employees transferring from outside Moody’s Ratings to Moody’s Ratings Category A or B positions, are precluded from holding any Reportable Securities as a condition of employment and are required to divest Reportable Securities prior to commencing employment. All Restricted Lists are assigned to these Employees and to their Family Members for as long as they continue in Category A or B roles.
IV. MANAGER RESPONSIBILITIES
A. Assistance to the Compliance Department
Managers are responsible for assisting the Compliance Department with any matters identified as potential violations or where further information may be required and must promptly respond to any such requests.
B. Post-Trade Review
Managers are responsible for performing post-Trade reviews of all Trades by any Employee or Family Member as requested by the Compliance Department. Managers must promptly, but in no event later than six (6) business days after being notified by the Compliance Department of any Trade(s), review such Trade(s) for compliance with this Policy and immediately report any possible violations or concerns to the Securities Trade Monitoring Unit. Management review also includes consideration of whether the Employee had access to MNPI.
For trading activity subject to post-trade review, Compliance forwards a report of all outstanding reportable transactions to each manager, detailing the executed transactions of their direct reports, for their review and approval. Once reviewed, the information will be retained in the associated Compliance tracking system.
C. Appropriate Employee Categorization/Restricted List
Managers are responsible for maintaining the Employee Category of A, B, C, or D for their Employees by reviewing all such categorizations on an annual basis. Managers must determine if any change in role, position or responsibility necessitates a change in the Employee Category and Restricted List(s). In such an event, the manager must make the necessary change in the Employee Position Profile (located in WorkWise) promptly following the determination. Management must also report the change to the Securities Trade Monitoring Unit.
If an Employee in Category A or B has changed roles and transitioned from one Restricted List to a different Restricted List, the manager is responsible for reporting the change to the Securities Trade Monitoring Unit in addition to changing the Restricted List categorization in the Employee’s Position Profile.
D. Restricted List Maintenance
Rating Group Heads or their designees, with Compliance oversight, are responsible for reviewing Restricted Lists in their Rating Groups and for keeping them current, including providing changes to the Securities Trade Monitoring Unit as they arise

MOODY’S	Compliance

as well as undertaking a periodic review when requested by the Compliance Department. Restricted Lists must be reviewed quarterly, and any changes must be reviewed by the Compliance Department prior to implementation.
E. New Employee Securities Disclosure Form
Managers must review the Security disclosures provided by candidates for positions in Categories A, B, and C to confirm that none of the candidates’ job roles or responsibilities conflict with any of the Securities he or she may hold at the time of on-boarding and, for US and UK candidates, that the candidate’s Monitored Accounts are maintained at a Designated Broker-Dealer. If the candidates hold any Securities that are on a Restricted List applicable to the position for which the candidate is being considered, the Securities must be divested or, subject to the requirements in Section III.F.5 above, moved to a blind trust, prior to onboarding and a revised Disclosure Form submitted. Additionally, for US and UK candidates who have Monitored Accounts maintained at a broker-dealer or other institution that is not one of the Designated Broker- Dealers, the candidate must submit a disclosure form showing the accounts have been moved to a Designated Broker-Dealer.

MOODY’S	Compliance

APPENDIX A
ADDITIONAL TRADING WINDOWS AND PRE-CLEARANCE REQUIREMENTS APPLICABLE TO CERTAIN EMPLOYEES
A. Trading Window
All Executive Officers, Members of the Board of Directors, and certain other Employees identified by the Moody’s Legal Department, as well as their Family Members, are subject to “trading window” restrictions. Persons subject to the trading window may Trade Moody’s Securities only during an open trading window. Moody’s will notify persons subject to the trading window restrictions of the dates when the trading window opens and closes. Trading windows will be pre-announced each quarter, but generally will open each quarter at the beginning of the third business day after the filing with the SEC of the Moody’s Corporation annual or quarterly report and the trading window typically will close on the date set forth in the quarterly window period notice, although Moody’s may close the trading window at other times. Even if the trading window is open, persons subject to the trading window restrictions and their Family Members should not Trade any Moody’s Securities while aware of MNPI, unless otherwise specifically allowed under this Policy.
It is recommended that persons subject to trading window restrictions and their Family Members (1) execute any Trades in Moody’s Securities and enter into Rule 10b5-1 Trading Plans during the first ten business days of the open trading window, and (2) provide written notice to the brokerage firm that administers any Managed Account for their benefit instructing the firm not to purchase or sell Moody’s Securities for the account.
B. Permission to Trade
All persons subject to the trading window, as well as their Family Members, are required to provide advance notice and obtain permission to proceed with any Trade of Moody’s Securities.
→Executive Officers, Members of the Board of Directors and direct reports to the Chief Executive Officer of Moody’s Corporation are required to provide advance notice of and request to proceed with any proposed Trade or other change to the Moody’s General Counsel or, if unavailable, to the Moody’s Company Secretary.
→All other Employees subject to the trading window must request permission to Trade following the procedure set out in the notice announcing the opening of the window period.
All requests for permission to Trade should be submitted at least two business days in advance of the proposed transaction.
If a person subject to trading window restrictions believes that he or she may be aware of MNPI, the situation should be discussed with Moody’s General Counsel or, if unavailable, the Moody’s Corporate Secretary when seeking permission to Trade. If in doubt as to whether permission is required for a particular transfer or transaction, a person subject to the trading window restrictions should assume that prior permission is required.
When requesting permission to Trade, the requester will be required to certify that they are not aware of MNPI, and may be required to provide additional information including (1) the number of shares involved and, if stock options are involved, exactly which stock options are proposed to be exercised, (2) the exact date the transaction is proposed to occur or other conditions to the transaction (for example, any minimum price condition), (3) the exact nature of the transaction, including information on any other entity (trust, limited partnership, etc.) involved in the transaction and (4) if a market transaction, contact information for the broker who will be responsible for the order. Executive Officers and other Employees subject to Moody’s Stock Ownership Guidelines will also be required to confirm that the proposed transaction will not result in non-compliance with such guidelines.
C. Entities and Transactions Subject to These Additional Restrictions
The trading window and permission to trade restrictions imposed under A and B above apply to Executive Officers, Members of the Board of Directors and other Employees who have been notified that they are subject to the trading window and permission to trade restrictions, as well as to their Family Members and to the entities and transactions described in Section III.C of the Policy.
D. Exempt Transactions
The following categories of Trades by Members of the Board of Directors are not subject to the window period and do not require advance notice or permission to trade: the accumulation of shares in the Moody’s Common Stock Fund, Rabbi Trust Account for deferred Restricted Stock or Deferred Performance Share Account through dividend reinvestment or allocation of directors’ fees. In addition, under certain limited conditions, Moody’s General Counsel or, if unavailable, the Moody’s Corporate Secretary may grant written exceptions of the trading window restriction imposed under Section A above.

MOODY’S	Compliance

APPENDIX B
MOODY’S RATINGS SINGAPORE
This section sets out additional requirements for the following Employees (referred to as Applicable Persons):
→Moody’s Investors Service Singapore Pte. Ltd. (“Moody’s Ratings Singapore”) Employees;
→Moody’s Ratings Singapore Board of Directors; and
→any Employee who is licensed by the Monetary Authority of Singapore (“MAS-licensed Representative”).

Prohibitions
Applicable Persons and their Family Members are prohibited from:
→engaging in any trade or holding any derivative contracts (not based on or linked to equity or fixed income securities); and
→engaging in any trade or holding spot foreign exchange contracts for the purposes of leveraged foreign exchange trading.
Some of the examples of above-mentioned products include:
→Derivatives linked to currencies (e.g. forex swaps, forex futures, forex options);
→Derivatives linked to interest rates (e.g. interest rate swaps, forward rate agreements, interest rate caps and floors); and
→Derivatives linked to commodities (such as gold, silver, copper, crude oil, coffee, cocoa, etc. (e.g., gold futures, options))

MOODY’S	Compliance

APPENDIX C
MOODY’S LOCAL
Moody’s Local Employees (including Moody’s Employees that are members of the Board of Directors of any Moody’s Local entity) are subject to all provisions of the Policy and the following country-specific requirements based on their geographic coverage:7

	ARGENTINA / URUGUAY	BRAZIL	MEXICO	CENTRAL AMERICA	PERU / BOLIVIA
ADDITIONAL RESTRICTIONS FOR MOODY’S LOCAL EMPLOYEES AND THEIR FAMILY MEMBERS
Prohibition to Own or Trade any Security:
Rated by Moody’s Local Argentina (ML-AR), whether in Argentina or in Uruguay; or
Issued by an ML-AR Rated Entity, in Argentina or in Uruguay, regardless of whether such Securities are rated by ML-AR.

Any instruments listed in Section III.F of the Policy that are rated by ML-AR in Uruguay are also subject to this prohibition. For the avoidance of doubt, in Argentina, the instruments listed in Section III.F of the Policy are not subject to this prohibition.

Prohibition to Own or Trade any Security:
Rated by Moody’s Local Brazil (ML-BR) and all other Securities issued by that same Issuer even if they are not rated by ML-BR; or
Issued by an ML-BR Rated Entity regardless of whether such Securities are rated by ML-BR.

Any instruments listed in Section III.F of the Policy that are rated by ML-BR are also subject to this prohibition.

Prohibition to Own or Trade any Security:
Rated by Moody’s Local Mexico (ML-MX); or
Issued by an ML-MX Rated Entity regardless of whether such Securities are rated by ML-MX.

Any instruments listed in Section III.F of the Policy that are rated by ML-MX are also subject to this prohibition.

Prohibition to Own or Trade any Security:
Rated by Moody’s Local Central America (ML-CA); or
Issued by an ML-CA Rated Entity regardless of whether such Securities are rated by ML-CA.

Any instruments listed in Section III.F of the Policy that are rated by ML-CA are also subject to this prohibition.[8]

Prohibition to Own or Trade any Security:
Issued by a Peruvian entity and registered in the Public Registry of the Securities Market under the responsibility of the Superintendency of the Peruvian Securities Market (Superintendencia del Mercado de Valores), except for mutual funds that are not rated by Moody’s Local Peru (ML-PE);
Rated by ML-PE, whether in Peru or in Bolivia; or
Issued by an ML-PE Rated Entity, in Peru or in Bolivia, regardless of whether such Securities are rated by ML-PE.
Any instruments listed in Section III.F of the Policy that are rated by ML-PE are also subject to this prohibition.

7 Except for the following provision: “Effective October 1, 2017, all new hires in Moody’s Ratings in Categories A or B, and Employees transferring from outside Moody’s Ratings to Moody’s Ratings Category A or B positions, are precluded from holding any Reportable Securities as a condition of employment and are required to divest Reportable Securities prior to commencing employment. All Restricted Lists are assigned to these Employees and to their Family Members for as long as they continue in Category A or B roles.”
8 The term “ML-CA” refers to individually and collectively, ML Costa Rica, ML Dominican Republic, ML El Salvador, ML Guatemala, ML Honduras, ML Nicaragua and ML Panama.

MOODY’S	Compliance

	ARGENTINA / URUGUAY	BRAZIL	MEXICO	CENTRAL AMERICA	PERU / BOLIVIA
SCOPE OF APPLICATION	Category A, B and C Employees. Category C employees are also required to pre-clear any Trades of Reportable Securities Members of the Board of Directors of ML-AR General Manager	Category A and B Employees Members of the Board of Directors of ML-BR General Manager	Category A and B Employees Members of the Board of Directors of ML-MX General Manager	Category A and B Employees Members of the Board of Directors of ML-CA entities General Manager	Category A, B and C Employees. Category C employees are also required to pre-clear any Trades of Reportable Securities Members of the Board of Directors of ML-PE General Manager
APPLICABLE RESTRICTED LIST	ML Argentina Restricted List	ML Brazil Restricted List	ML Mexico Restricted List	ML Central America Restricted List	ML Peru Restricted List

© 2025 Moody’s Corporation, Moody’s Investors Service, Inc., Moody’s Analytics, Inc. and/or their licensors and affiliates (collectively, “MOODY’S”). All rights reserved.
CREDIT RATINGS ISSUED BY MOODY'S CREDIT RATINGS AFFILIATES ARE THEIR CURRENT OPINIONS OF THE RELATIVE FUTURE CREDIT RISK OF ENTITIES, CREDIT COMMITMENTS, OR DEBT OR DEBT-LIKE SECURITIES, AND MATERIALS, PRODUCTS, SERVICES AND INFORMATION PUBLISHED OR OTHERWISE MADE AVAILABLE BY MOODY’S (COLLECTIVELY, “MATERIALS”) MAY INCLUDE SUCH CURRENT OPINIONS. MOODY’S DEFINES CREDIT RISK AS THE RISK THAT AN ENTITY MAY NOT MEET ITS CONTRACTUAL FINANCIAL OBLIGATIONS AS THEY COME DUE AND ANY ESTIMATED FINANCIAL LOSS IN THE EVENT OF DEFAULT OR IMPAIRMENT. SEE APPLICABLE MOODY’S RATING SYMBOLS AND DEFINITIONS PUBLICATION FOR INFORMATION ON THE TYPES OF CONTRACTUAL FINANCIAL OBLIGATIONS ADDRESSED BY MOODY’S CREDIT RATINGS. CREDIT RATINGS DO NOT ADDRESS ANY OTHER RISK, INCLUDING BUT NOT LIMITED TO: LIQUIDITY RISK, MARKET VALUE RISK, OR PRICE VOLATILITY. CREDIT RATINGS, NON-CREDIT ASSESSMENTS (“ASSESSMENTS”), AND OTHER OPINIONS INCLUDED IN MOODY’S MATERIALS ARE NOT STATEMENTS OF CURRENT OR HISTORICAL FACT. MOODY’S MATERIALS MAY ALSO INCLUDE QUANTITATIVE MODEL-BASED ESTIMATES OF CREDIT RISK AND RELATED OPINIONS OR COMMENTARY PUBLISHED BY MOODY’S ANALYTICS, INC. AND/OR ITS AFFILIATES. MOODY’S CREDIT RATINGS, ASSESSMENTS, OTHER OPINIONS AND MATERIALS DO NOT CONSTITUTE OR PROVIDE INVESTMENT OR FINANCIAL ADVICE, AND MOODY’S CREDIT RATINGS, ASSESSMENTS, OTHER OPINIONS AND MATERIALS ARE NOT AND DO NOT PROVIDE RECOMMENDATIONS TO PURCHASE, SELL, OR HOLD PARTICULAR SECURITIES. MOODY’S CREDIT RATINGS, ASSESSMENTS, OTHER OPINIONS AND MATERIALS DO NOT COMMENT ON THE SUITABILITY OF AN INVESTMENT FOR ANY PARTICULAR INVESTOR. MOODY’S ISSUES ITS CREDIT RATINGS, ASSESSMENTS AND OTHER OPINIONS AND PUBLISHES OR OTHERWISE MAKES AVAILABLE ITS MATERIALS WITH THE EXPECTATION AND UNDERSTANDING THAT EACH INVESTOR WILL, WITH DUE CARE, MAKE ITS OWN STUDY AND EVALUATION OF EACH SECURITY THAT IS UNDER CONSIDERATION FOR PURCHASE, HOLDING, OR SALE.
MOODY’S CREDIT RATINGS, ASSESSMENTS, OTHER OPINIONS, AND MATERIALS ARE NOT INTENDED FOR USE BY RETAIL INVESTORS AND IT WOULD BE RECKLESS AND INAPPROPRIATE FOR RETAIL INVESTORS TO USE MOODY’S CREDIT RATINGS, ASSESSMENTS, OTHER OPINIONS OR MATERIALS WHEN MAKING AN INVESTMENT DECISION. IF IN DOUBT YOU SHOULD CONTACT YOUR FINANCIAL OR OTHER PROFESSIONAL ADVISER.
ALL INFORMATION CONTAINED HEREIN IS PROTECTED BY LAW, INCLUDING BUT NOT LIMITED TO, COPYRIGHT LAW, AND NONE OF SUCH INFORMATION MAY BE COPIED OR OTHERWISE REPRODUCED, REPACKAGED, FURTHER TRANSMITTED, TRANSFERRED, DISSEMINATED, REDISTRIBUTED OR RESOLD, OR STORED FOR SUBSEQUENT USE FOR ANY SUCH PURPOSE, IN WHOLE OR IN PART, IN ANY FORM OR MANNER OR BY ANY MEANS WHATSOEVER, BY ANY PERSON WITHOUT MOODY’S PRIOR WRITTEN CONSENT. FOR CLARITY, NO INFORMATION CONTAINED HEREIN MAY BE USED TO DEVELOP, IMPROVE, TRAIN OR RETRAIN ANY SOFTWARE PROGRAM OR DATABASE, INCLUDING, BUT NOT LIMITED TO, FOR ANY ARTIFICIAL INTELLIGENCE, MACHINE LEARNING OR NATURAL LANGUAGE PROCESSING SOFTWARE, ALGORITHM, METHODOLOGY AND/OR MODEL.
MOODY’S CREDIT RATINGS, ASSESSMENTS, OTHER OPINIONS AND MATERIALS ARE NOT INTENDED FOR USE BY ANY PERSON AS A BENCHMARK AS THAT TERM IS DEFINED FOR REGULATORY PURPOSES AND MUST NOT BE USED IN ANY WAY THAT COULD RESULT IN THEM BEING CONSIDERED A BENCHMARK.
All information contained herein is obtained by MOODY’S from sources believed by it to be accurate and reliable. Because of the possibility of human or mechanical error as well as other factors, however, all information contained herein is provided “AS IS” without warranty of any kind. MOODY'S adopts all necessary measures so that the information it uses in assigning a credit rating is of sufficient quality and from sources MOODY'S considers to be reliable including, when appropriate, independent third-party sources. However, MOODY’S is not an auditor and cannot in every instance independently verify or validate information received in the credit rating process or in preparing its Materials.
To the extent permitted by law, MOODY’S and its directors, officers, employees, agents, representatives, licensors and suppliers disclaim liability to any person or entity for any indirect, special, consequential, or incidental losses or damages whatsoever arising from or in connection with the information contained herein or the use of or inability to use any such information, even if MOODY’S or any of its directors, officers, employees, agents, representatives, licensors or suppliers is advised in advance of the possibility of such losses or damages, including but not limited to: (a) any loss of present or prospective profits or (b) any loss or damage arising where the relevant financial instrument is not the subject of a particular credit rating assigned by MOODY’S.
To the extent permitted by law, MOODY’S and its directors, officers, employees, agents, representatives, licensors and suppliers disclaim liability for any direct or compensatory losses or damages caused to any person or entity, including but not limited to by any negligence (but excluding fraud, willful misconduct or any other type of liability that, for the avoidance of doubt, by law cannot be excluded) on the part of, or any contingency within or beyond the control of, MOODY’S or any of its directors, officers, employees, agents, representatives, licensors or suppliers, arising from or in connection with the information contained herein or the use of or inability to use any such information.
NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE ACCURACY, TIMELINESS, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY CREDIT RATING, ASSESSMENT, OTHER OPINION OR INFORMATION IS GIVEN OR MADE BY MOODY’S IN ANY FORM OR MANNER WHATSOEVER.
Moody’s Investors Service, Inc., a wholly-owned credit rating agency subsidiary of Moody’s Corporation (“MCO”), hereby discloses that most issuers of debt securities (including corporate and municipal bonds, debentures, notes and commercial paper) and preferred stock rated by Moody’s Investors Service, Inc. have, prior to assignment of any credit rating, agreed to pay Moody’s Investors Service, Inc. for credit ratings opinions and services rendered by it. MCO and all MCO entities that issue ratings under the “Moody’s Ratings” brand name (“Moody’s Ratings”), also maintain policies and procedures to address the independence of Moody’s Ratings’ credit ratings and credit rating processes. Information regarding certain affiliations that may exist between directors of MCO and rated entities, and between entities who hold credit ratings from Moody’s Investors Service, Inc. and have also publicly reported to the SEC an ownership interest in MCO of more than 5%, is posted annually at ir.moodys.com under the heading “Investor Relations — Corporate Governance — Charter and Governance Documents - Director and Shareholder Affiliation Policy.”
Moody's SF Japan K.K., Moody's Local AR Agente de Calificación de Riesgo S.A., Moody’s Local BR Agência de Classificação de Risco LTDA, Moody’s Local MX S.A. de C.V, I.C.V., Moody's Local PE Clasificadora de Riesgo S.A., and Moody's Local PA Calificadora de Riesgo S.A. (collectively, the “Moody’s Non-NRSRO CRAs”) are all indirectly wholly-owned credit rating agency subsidiaries of MCO. None of the Moody’s Non-NRSRO CRAs is a Nationally Recognized Statistical Rating Organization.
Additional terms for Australia only: Any publication into Australia of this document is pursuant to the Australian Financial Services License of MOODY’S affiliate, Moody’s Investors Service Pty Limited ABN 61 003 399 657AFSL 336969 and/or Moody’s Analytics Australia Pty Ltd ABN 94 105 136 972 AFSL 383569 (as applicable). This document is intended to be provided only to “wholesale clients” within the meaning of section 761G of the Corporations Act 2001. By continuing to access this document from within Australia, you represent to MOODY’S that you are, or are accessing the document as a representative of, a “wholesale client” and that neither you nor the entity you represent will directly or indirectly disseminate this document or its contents to “retail clients” within the meaning of section 761G of the Corporations Act 2001. MOODY’S credit rating is an opinion as to the creditworthiness of a debt obligation of the issuer, not on the equity securities of the issuer or any form of security that is available to retail investors.
Additional terms for India only: Moody’s credit ratings, Assessments, other opinions and Materials are not intended to be and shall not be relied upon or used by any users located in India in relation to securities listed or proposed to be listed on Indian stock exchanges.
Additional terms with respect to Second Party Opinions and Net Zero Assessments (as defined in Moody’s Ratings Rating Symbols and Definitions): Please note that neither a Second Party Opinion (“SPO”) nor a Net Zero Assessment (“NZA”) is a “credit rating”. The issuance of SPOs and NZAs is not a regulated activity in many jurisdictions, including Singapore. JAPAN: In Japan, development and provision of SPOs and NZAs fall under the category of “Ancillary Businesses”, not “Credit Rating Business”, and are not subject to the regulations applicable to “Credit Rating Business” under the Financial Instruments and Exchange Act of Japan and its relevant regulation. PRC: Any SPO: (1) does not constitute a PRC Green Bond Assessment as defined under any relevant PRC laws or regulations; (2) cannot be included in any registration statement, offering circular, prospectus or any other documents submitted to the PRC regulatory authorities or otherwise used to satisfy any PRC regulatory disclosure requirement; and (3) cannot be used within the PRC for any regulatory purpose or for any other purpose which is not permitted under relevant PRC laws or regulations. For the purposes of this disclaimer, “PRC” refers to the mainland of the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.